UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 16, 2011 (February 10, 2011)

Rex Energy Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-33610	20-8814402
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

476 Rolling Ridge Drive, Suite 300

State College, Pennsylvania 16801

(Address of Principal Executive Office and Zip Code)

(814) 278-7267

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On February 15, 2011, Rex Energy Corporation (“Rex Energy” or the “Company”) issued a press release announcing its results of operations and financial condition for the fourth quarter and full year of 2010. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K under this heading, including the related Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth in such a filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On February 10, 2011, the Compensation Committee of the Board of Directors of Rex Energy approved the designation of all vice presidents as participants under the Rex Energy Corporation Executive Change of Control Policy (the “Policy”), which was recently adopted by the Board of Directors. The stated purpose of the Policy is to provide for the payment of salary continuation and certain other benefits to certain executives of Rex Energy whose employment is terminated following a change in control of the Company. The Policy is triggered by termination of a participant’s employment without “cause” or by the participant for “good reason”, in either case as a “direct result” of a “change of control” of Rex Energy (each term as defined in the Policy).

The Policy provides that each participant will be eligible to receive 18 months’ salary continuation and reduced COBRA premiums during the salary continuation period (if elected by the participant). If the participant’s employment is terminated after the end of a calendar year end, but before payment of the annual bonus or pay-for-performance payments attributable to the immediately preceding year, the participant will remain eligible to receive such payment. A participant’s rights with respect to any equity incentive awards will continue to be governed by the applicable Company plan and the participant’s individual agreement governing the award.

As a condition to receiving the benefits described in the preceding paragraph, the participant is required to execute a separation agreement and full release, in such form as the Company in its sole discretion may request, which includes confidentiality, non-solicitation and non-disparagement provisions in favor of the Company. In addition, the participant is required to continue service with the Company pending the change of control. No participant will be eligible to receive any benefits under the Policy if such participant (i) is terminated for “cause”, (ii) dies, retires prior to termination, resigns without “good reason” or suffers a permanent disability prior to termination, (iii) is not properly performing his or her duties as determined by the Company, or (iv) is party to an agreement with the Company providing severance benefits on a “change of control” or similar transaction.

The foregoing summary of the Policy is qualified in its entirety by reference to the full text of the Policy, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On February 11, 2011, the Board of Directors of Rex Energy approved an amendment to Section 3.13 of Rex Energy’s Amended and Restated Bylaws (the “Bylaws”). The amendment provides that the Board of Directors or a committee thereof may take action without a meeting if all the members of the Board of Directors or the committee, as applicable, consent to the action by “electronic transmission” as defined under, and as permitted by, the Delaware General Corporation Law. The Bylaws previously provided that the Board of Directors, or a committee thereof, could take action without a meeting by a consent in writing, but did not specify that action could be taken without a meeting by “electronic transmission”. The text of Section 3.13 of the Bylaws, effective February 11, 2011, is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.03.

Item 7.01 Regulation FD Disclosure.

On February 15, 2011, Rex Energy made available on its website a presentation entitled “Rex Energy Year End 2010 Conference Call”, which can be accessed by going to www.rexenergy.com , selecting the “Investor Relations” tab, and then selecting the “Events & Presentations” tab. A copy of the presentation is furnished as Exhibit 99.2 to this Current Report on Form 8-K, which is incorporated by reference herein.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K under this heading, including the related Exhibit 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Title

3.1	Section 3.13 of the Amended and Restated Bylaws of Rex Energy Corporation, effective February 11, 2011.

10.1	Rex Energy Corporation Executive Change of Control Policy.

99.1	Press Release of Rex Energy Corporation dated February 15, 2011.

99.2	Rex Energy Year End 2010 Conference Call Presentation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REX ENERGY CORPORATION

Date: February 16, 2011	By:	/s/ Thomas C. Stabley
Name: Thomas C. Stabley
Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Title

3.1	Section 3.13 of the Amended and Restated Bylaws of Rex Energy Corporation, effective February 11, 2011.

10.1	Rex Energy Corporation Executive Change of Control Policy.

99.1	Press Release of Rex Energy Corporation dated February 15, 2011.

99.2	Rex Energy Year End 2010 Conference Call Presentation.